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                                   EXHIBIT 21
                         SUBSIDIARIES OF THE REGISTRANT


       Subsidiary          Percentage Owned   State of Incorporation
-------------------------  -----------------  ----------------------
GrandBank                         100%                Maryland
Facility Holdings, Inc.           100%                Virginia